Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48655, No. 33-69058 and No. 33-91090) pertaining to the Scholastic Corporation 401(K) Savings and Retirement Plan; Registration Statement (Form S-8 No. 33-46338) pertaining to the 1992 Stock Option Plan as of May 19, 1992; Registration Statement (Form S-8 No. 33-50128) pertaining to the 1992 Outside Directors' Stock Option Plan; Registration Statement (Form S-3 No. 333-17365) pertaining to $175,000,000 of Securities; Registration Statement (Form S-8 No. 333-62297) pertaining to Scholastic Corporation 1997 Outside Directors' Stock Option Plan; Registration Statement (Form S-8 No. 333-65757) pertaining to the Scholastic Corporation 1995 Stock Option Plan; Registration Statement (Form S-8 No. 333-68181) pertaining to the Scholastic Corporation Employee Stock Purchase Plan and Registration Statement (Form S-8 No. 333-68185) pertaining to the Scholastic Corporation Management Stock Purchase Plan of our report dated July 7, 2000, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in this Annual Report (Form 10-K) for the year ended May 31, 2000.


                                                /s/ Ernst & Young LLP


New York, New York
August 24, 2000